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                                                                  Exhibit 99(a)

NEWS RELEASE
                                                                       CONTACT:
May 18, 1999                                                 Gregory T. Caswell
                                          President and Chief Executive Officer
                                                                 Dennis D. Byrd
                                                   Vice President and Treasurer
                                                                 (207) 774-5000
FOR IMMEDIATE RELEASE
NASDAQ:FCME                                       WEBSITE: www.firstcoastal.com


         FIRST COASTAL CORPORATION ANNOUNCES STOCK REPURCHASE PROGRAM

     WESTBROOK, MAINE--First Coastal Corporation ("First Coastal" or the "Company"), the parent company of Coastal Bank ("Coastal" or the "Bank"), announced today that its Board of Directors has authorized a stock repurchase program whereby the Company intends to repurchase up to 68,026 shares of its common stock, representing approximately 5% of the 1,360,527 shares currently outstanding. The common stock may be purchased by the Company from time to time in the open market or privately negotiated transactions. The shares repurchased will be held as treasury stock to be used for general corporate purposes. The stock repurchase program is subject to the receipt of required regulatory approvals and is anticipated to commence in mid-June 1999 and will be in effect for a period of approximately 12 months. Under the program, no shares knowingly will be purchased from officers or directors of First Coastal or from persons who hold in excess of five percent of its outstanding shares of common stock.

     Gregory T. Caswell, President and Chief Executive Officer of the Company and the Bank, stated, "The Board of Directors considers First Coastal stock to be an attractive investment. Its objective in authorizing the repurchase program is to enhance stockholder value by increasing book value and earnings per share of those shares of First Coastal stock that remain outstanding after the repurchases."

     First Coastal Corporation is a Maine-based $189 million bank holding company with Coastal Bank, an FDIC insured, Maine state-chartered bank as its sole operating subsidiary. Coastal Bank currently has seven banking offices located in Brunswick (2), Freeport, Portland, Saco, Topsham and Westbrook.

     Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates," or "anticipates" or the negative thereof or other variations thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Although the Company has made such statements based on assumptions which it believes to be reasonable, there can be no assurance that the actual transactions, results, performance or achievements will not differ materially from the Company's expectations. For example, there are a number of important factors with respect to such forward-looking statements that could materially and adversely affect such forward-looking statements, such as (i) the impact of changes in market rates of interest on the Company's deposit products and loan demand; (ii) the possibility that certain transactions, such as the identification, development and successful transition to a suitable new headquarters/operations center, the opening of new branches, the introduction of new banking products or other events, may not occur; (iii) the possibility that operating expenses may be higher than anticipated; (iv) the effect of general economic and competitive conditions in markets in which the Company operates; (v) the Company's ability to continue to control its provision for loan losses, noninterest expense, interest earning assets and noninterest income, and maintain its margin; and (vi) the level of demand for new and existing products. Should one or more of these risks or other uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statements. The Company does not intend to update forward-looking statements. Investors are also directed to other information related to the Company in documents filed by the Company with the Securities and Exchange Commission.